SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

NATUR INTERNATIONAL CORP.
(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NATUR INTERNATIONAL CORP.

Jachthavenweg 124

1081 KJ Amsterdam

The Netherlands

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

February 19, 2019

To our Stockholders:

Enclosed please find an Information Statement providing information to you regarding an action taken by our stockholders to amend the Company’s Articles of Incorporation to: (A) increase the number of authorized shares of common stock, par value $0.001 per share, from 200,000,000 shares to 750,000,000 shares; and (B) (i) authorize a reverse stock split of the Company’s outstanding common stock within a range of between 1-to-50 and 1-to-101 and (ii) decrease the number of authorized shares of common stock, par value $0.001 per share, from 750,000,000 shares to 100,000,000 shares, to take effect at such time within eleven months of the date hereof, as determined by the Board of Directors in its discretion. These actions were approved by written consent by the Board of Directors and then by written consent in lieu of a meeting of stockholders by three stockholders holding a majority of our issued and outstanding common stock entitled to vote on the record date.

Your vote is not required to approve any of these actions, and the enclosed Information Statement is not a request for your vote or a proxy.

The accompanying Information Statement is for information purposes. Please read the accompanying Information Statement carefully.

By Order of the Board of Directors

Ellen Berkers
Chief Financial Officer

INFORMATION STATEMENT

FOR

NATUR INTERNATIONAL CORP.

Jachthavenweg 124

1081 KJ Amsterdam

The Netherlands

Telephone Number: 011 31-20-578-7700

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Information Statement

This Information Statement is available at http://xbrlfinancialwidget.com/?CIKNum=0001552845

If you want to receive a paper or e-mail copy of this Information Statement, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy of this Information Statement to:

Natur International Corp.

Jachthavenweg 124

1081 KJ Amsterdam

The Netherlands

Attn: Corporate Secretary

This Information Statement is first being furnished on or about February 19, 2019, to the holders of record as of the close of business on February 7, 2019, of the common stock, par value $0.001 per share (the “Common Stock”), of Natur International Corp. (referred to in this Information Statement as “we”, “us”, “our”, “the Company”). The record date is the latest date that the stockholders giving their consent to the proposals described herein acted.

This Information Statement is being furnished to our stockholders to inform them about the transactions described in this Information Statement. This Information Statement is being filed with the U.S. Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provided to the Company’s stockholders pursuant to Rule 14c-2 promulgated under the Exchange Act.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

The date of this Information Statement is February 19, 2019.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Three of the Company’s stockholders executed a written consent in lieu of a meeting pursuant to Wyoming law in which the stockholders authorized the Company’s Board of Director to first increase the number of the Company’s authorized number of shares of common stock and then, at a time to be determined by the Board of Directors within eleven months to conduct a reverse stock split and reset the number of authorized shares of Common Stock, all as further described in this Information Statement.

The following questions and answers briefly address some questions you may have regarding this Information Statement. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this Information Statement.

Q:	Why did you send me this Information Statement?

A:	We sent you this Information Statement to inform you about recent actions taken by the Board of Directors and the holders of a majority of the voting power of the Company’s issued and outstanding capital stock by executing a written consent in lieu of a meeting. You are not required to take any action with respect to any of the information set forth in this Information Statement.

Q:	Will the actions taken by written consent also be submitted to all of the Company’s stockholders for approval?

A:	No. Under Section 17-16-704 of the Wyoming Business Corporation Act, stockholder action taken by written consent in lieu of a meeting is effective as if taken at a meeting of the Company’s stockholders. No further stockholder approval is necessary, and there will be no meeting specifically called for the purpose of approving again the actions taken by written consent described herein.

Q:	How many shares of the Capital Stock were eligible to consent to the actions described in this Information Statement?

A:	On February 7 2019, there were issued and outstanding 129,049,192 shares of Common Stock and 100,000 shares of Series B Preferred Stock convertible into 100,000,000 shares of Common Stock. The holders of Series B Preferred Stock are entitled to vote together with the holders of Common Stock as a single class and on an as-converted basis. Therefore, on the matters voted upon by the stockholders discussed herein, there was a total voting authority of 229,049,192 voting shares when combining the classes. On that day, three of our stockholders holding an aggregate of 183,392,786 voting shares took action by written consent.

Q:	What vote was required to authorize and approve the actions taken by written consent in lieu of a meeting?

A:	Under Wyoming law and pursuant to the Company’s bylaws, any action required or permitted to be taken at a meeting of the Company’s stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power entitled to consent thereto on the record date. Three of our stockholders holding an aggregate of 80.1% of the Company’s voting power executed the written consent.

Q:	Do the Company’s stockholders have any dissenters’ rights or rights of appraisal with respect to the actions described in this Information Statement?

A:	No. Under Wyoming law, our stockholders do not have dissenters’ or appraisal rights in connection with the stockholder actions taken by written consent in lieu of a meeting described in this Information Statement.

Q:	At what point may the Company take the actions approved in the written consent in lieu of a meeting?

A:	We may affect the actions approved in the written consent by filing the Certificate of Amendment to our Articles of Incorporation no sooner than 20 days and no later than eleven months after the mailing this definitive Information Statement to our stockholders. The exact dates for each action will be determined by our Board of Directors and announced in a Current Report on Form 8-K.

Q:	What is the rate of conversion for the reverse stock split?

A:	Our Board of Directors is authorized to affect the reverse stock split of our common stock within a range of 1-to-50 to 1-to-101. The Board of Directors will determine the exact rate at the time of the filing of the Certificate of Amendment to our Articles of Incorporation. Our Board of Directors also will be authorized to take action to round up to the next whole share any fractional shares that result from the reverse stock split. This may result in the issuance of additional shares of common stock, but the estimated number of shares that would have to be issued is small. The rate of conversion and any protective provisions selected will be announced in a Current Report on Form 8-K.

Q:	What special interests apart from the other stockholders do the Company’s directors and executive officers have in these actions?

A:	No director or executive officer has any substantial interest, direct or indirect, in any action covered by the written consent in lieu of a meeting that is not shared by all other stockholders.

Q:	Where can I find out more information about the Company?

A:	We are subject to the informational requirements of the Exchange Act which require that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the SEC’s Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549. Copies of our Annual Report on Form 10-K for the year ended December 31, 2017 may be obtained without charge upon request made to Natur International Corp., Jachthavenweg 124, 1081 KJ Amsterdam, The Netherlands, Attention: Corporate Secretary.

AUTHORIZATION OF INCREASE IN NUMBER OF AUTHORIZED

SHARES OF COMMON STOCK

Three of our stockholders holding an aggregate of 80.1% of the voting power of the Company’s issued and outstanding Common and Series B Preferred Stock, voting together as a single class, executed a written consent in lieu of a meeting authorizing our Board of Directors to amend to the Company’s Articles of Incorporation, as amended (the “Charter”), to increase the number of authorized shares of Common Stock from 200,000,000 shares to 750,000,000 shares, subject to the Board of Directors’ authority to abandon such amendment. The Charter also authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 per share, of which (A) 2,469.131 shares have been designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), all of which are currently issued and outstanding, and (B) 100,000 shares have been designated as Series B Preferred Stock (the “Series B Preferred Stock”), all of which are currently issued and outstanding. This amendment to the Charter will not increase or otherwise affect the Company’s authorized shares of preferred stock, other than to cause an automatic conversion of the Series B Preferred Stock into shares of Common stock and pursuant to any anti-dilution adjustment provisions effect the conversion or exercise rate of outstanding Common Stock derivative securities. Once the shares of the Series B Preferred Stock are converted, the preferred shares will return to the status of authorized but unissued shares of preferred stock, available for re-issuance at the discretion of the Board of Directors.

Purpose of the Amendment

The Charter currently authorizes the issuance of up to 200,000,000 shares of Common Stock.

As of the close of business on February 7, 2019, 129,049,192 shares of Common Stock were issued and outstanding.

As of the close of business on February 7, 2019, there were 81,481,405 shares of Common Stock issuable upon conversion of 2,469.131 outstanding shares of Series A Preferred Stock; 100,000,000 shares of Common Stock issuable upon conversion of 100,000 outstanding shares of Series B Preferred Stock; and 39,000,000 shares of common stock issuable upon exercise of outstanding warrants.

The Company is in negotiations with several of its lenders to the wholly owned subsidiary, Natur Holding B.V., to restructure their current outstanding debt of approximately $13,500,000. The Company is anticipating that one of the aspects of the restructuring is to convert some of the debt into shares of Common Stock. The terms of the conversion have not been finalized; however, the Company is currently estimating that it will use up to approximately 121,000,000 shares of Common Stock to extinguish a portion of the outstanding debt, but the conversion rates will be equal to or greater than the per-share conversion rate of the Series A Preferred Stock, which is $0.030303, so as to not trigger any anti-dilution provisions. Two of the debt holders are NL Life Sciences Holdings BV (“NL Life”) and Efficiency Investment Fund – 6th Wave SP (“ELF”) that are also significant stockholders of the Company. The Company anticipates the conclusion of the negotiations will be within the next several weeks, and the final terms of which will be set forth in the periodic or other SEC reports of the Company when concluded.

The Company has undertaken to provide equity incentive compensation for its directors, officers and other employees and consultants. Currently, it is allocating approximately 40,000,000 shares of Common Stock for a form of performance equity award plan and other awards. This allocation includes the currently outstanding option grants to two directors, each in the amount of 7,319,321 shares of Common Stock. Each of these options vest at the rate of 609,948 shares of Common Stock commencing March 31, 2019 and ending on December 31, 2021, and is exercisable from January 1, 2022 until January 16, 2025. Vesting will occur only if the individual is engaged by the Company as a director or employee, and once vested the option is exercisable unless terminated for specified reasons under the non-executive director service agreement. The currently outstanding options do not have any registration rights. The Company may register any of its equity awards in the future, as it determines from time to time, provided that they are eligible at that time for the Form S-8 Registration Statement.

The Company also anticipates requiring capital for its future growth. It plans to raise funds through the sale of securities that are either shares of Common Stock or securities that may be converted into shares of Common Stock. Currently, the Company does not have any specific plans for a capital raise and has not specifically allocated any number of shares of Common Stock for this purpose. However, the Company does believe that it should have enough authorized shares of Common Stock available for the potential use in a financing arrangement that will require the sale of shares of Common Stock or their equivalent. The Company may also want to effect an acquisition using shares of capital stock, and believes it should have available authorized but unissued shares of Common Stock for this purpose. It currently does not have any acquisition arrangements or agreements contemplated. The Company believes that increasing the number of shares of Common Stock to as many as 750,000,000 shares of Common Stock will provide shares of Common Stock for its anticipated capital requirements and growth plans.

Therefore, the purpose of this amendment to increase the number of authorized shares of Common Stock from 200,000,000 shares to 750,000,000 shares is to (A) allow the Company to meet all of its contractual obligations to issuance shares of Common Stock upon conversion/exercise of certain issued and outstanding convertible securities, each as described above; (B) allow the Company to implement equity based compensatory arrangements; and (C) allow the Company to issue additional shares of Common Stock for any proper corporate purposes, including but not limited to, public or private financings, stock splits, stock dividends, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures and other business combinations, as well as for other general corporate transactions.

Other than as described above, the Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock resulting from the proposed increase in the number of authorized shares of Common Stock. The additional shares of Common Stock will be available for issuance from time to time as determined by the Board of Directors for any proper corporate purposes. Having these additional shares of authorized Common Stock available for future use will allow the Company to issue additional shares of Common Stock without the expense and delay of arranging a special meeting of stockholders.

Possible Effects of the Amendment and Anti-takeover Considerations

Once the amendment to the Charter is effective, the additional authorized shares of Common Stock would be available for issuance at the discretion of the Board of Directors and without further stockholder approval. It is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of shares of Common Stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders. The additional shares of authorized Common Stock would have the same rights and privileges as the shares of Common Stock currently issued and outstanding. The amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Shares of Common Stock issued in the future (including for the purposes described above in the section entitled “Purpose of the Amendment”), other than for a stock split, may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could have a financially dilutive effect on previously issued shares of Common Stock and have a negative effect on the market price of the Common Stock. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of our stock.

The Company has not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares of authorized but unissued shares of Common Stock to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could sell shares of Common Stock or Preferred Stock, including Preferred Stock convertible into shares of Common Stock, in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the amendment to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations, and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Effective Date

We will have to file a Certificate of Amendment to the Charter with the Wyoming Secretary of State in order for the amendment to become effective. Under Federal securities rules and regulations, we may not file the Certificate of Amendment until at least 20 days after the mailing this Information Statement to our stockholders. We intend to file the Certificate of Amendment as soon as practicable following the expiration of such 20-days period, however, our Board of Directors reserves the right not to proceed with the amendment at any time before the filing of the Certificate of Amendment.

AUTHORIZATION OF REVERSE STOCK SPLIT

Three of our stockholders holding an aggregate of 80.1% of the voting power of the Company’s issued and outstanding Common and Series B Preferred Stock, voting together as a single class, executed a written consent in lieu of a meeting authorizing our Board of Directors to, among other things, (i) effect a reverse stock split of the Company’s outstanding Common Stock at a ratio of between 1 new share for each 50 outstanding shares of Common Stock and 1 new share for each 101 outstanding shares of Common Stock, as determined by the Board of Directors, to take effect at any time within eleven months of the date hereof, when determined by the Board of Directors in its discretion, effective upon the filing of the Certificate of Amendment to our Articles of Incorporation; and (ii) decrease the number of authorized shares of Common Stock from 750,000,000 shares of Common Stock to 100,000,000 shares of Common Stock.

Purpose of the Reverse Stock Split

A reverse stock split typically will initially result in an increase in the price per share of our Common Stock. The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability and liquidity of our Common Stock. In addition, the Company may in the future seek a listing on a national exchange, for which a higher stock price than the current price will be required. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers and investors. The Board of Directors believes that the anticipated higher market price resulting from a reverse stock split may reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

We are currently authorized to issue 200,000,000 shares of Common Stock, and if the proposal to increase the authorized number of shares of Common Stock is implemented, then we will be authorized to issue 750,000,000 shares of Common Stock. Because the Board of Directors is mindful about the potential dilutive effect on existing stockholders, and because, after taking into effect the reverse stock split described above, the resulting authorized shares of Common Stock from the actions described herein provides significantly more available shares than the Board believes are necessary for reasonably foreseeable future needs, the Board of Directors has obtained the written consent of stockholders to amend the Charter to decrease the number of authorized shares of our Common Stock to 100,000,000 shares when it takes action to effect the reverse split. Our Board of Directors believes this number of authorized shares of Common Stock after the reverse split it effects will provide us with sufficient shares of authorized Common Stock available to be issued for any proper corporate purpose without further stockholder action, including those described above in connection with the proposal to increase in the authorized number of shares to 750,000,000 shares of Common Stock.

Potential Risks of the Reverse Stock Split

There can be no assurance that the bid price of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. Further, we cannot give any assurances that the reverse stock split will encourage investor interest and improve the marketability and liquidity of our Common Stock.

Additionally, the liquidity of our Common Stock could be adversely affected by the reduced number of shares outstanding after the reverse stock split. Although the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, any decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Common Stock.

Principal Effects of the Reverse Stock Split

After the effective date of the reverse stock split, each stockholder will own fewer shares of our Common Stock. However, the reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders receiving additional shares as a result of owning a fractional share that is rounded up, as described below. The number of stockholders of record will not be affected by the reverse stock split. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the reverse stock split other than as a result of rounding up of fractional shares.

The reverse stock split will not change the number of issued and outstanding shares of Series A, but will proportionally affect the number of shares of Common Stock issuable upon conversion of the Series A and Series B Preferred Stock. All shares of Common Stock underlying outstanding options and warrants will also be automatically adjusted on the effective date of the reverse stock split. As a result of the reverse stock split, the shares of Common Stock that the Series B Preferred Stock converted into as a result of the increase in the authorized shares of Common Stock will be reduced proportionately with every other shareholder’s ownership of Common Stock at the same rate.

Fractional Shares

No fractional shares of our Common Stock will be issued as a result of the proposed reverse stock split. In lieu of issuing fractional shares, we will round fractions up to the next nearest whole share, taking into account all the holdings of a shareholder.

Implementation and Exchange of Stock Certificates

As of the effective date of the reverse stock split, each certificate representing shares of our Common Stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the reverse stock split.

Our transfer agent, IssuerDirect, Inc. will be available to implement the exchange of stock certificates. After the effective date of the reverse stock split, stockholders will be notified of the effectiveness of the reverse stock split. Stockholders of record will receive a letter suggesting to them that they surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in book entry and brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their shares. No new certificates will be issued to a stockholder until such stockholder has surrendered any outstanding certificates to the transfer agent. Until surrendered, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until after the reverse stock split has become effective.

Material U.S. Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY FEDERAL TAX ADVICE CONTAINED IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR PURPOSES OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR TAX-RELATED MATTER ADDRESSED HEREIN. YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE FOR YOURSELF THE TAX EFFECTS OF THE REVERSE STOCK SPLIT, IF ANY, INCLUDING SUCH TAX EFFECTS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

The following discussion sets forth the anticipated material U.S. federal income tax consequences that management believes will apply to us and our stockholders who are U.S. holders at the effective time of the reverse stock split, if any. This discussion does not address the tax consequences of transactions effectuated prior to or after the reverse stock split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a U.S. holder is a stockholder that is: (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to U.S. federal income tax regardless of its source, or (d) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

The following discussion is not binding on the Internal Revenue Service. The following discussion is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this Information Statement, all of which are subject to change, possibly with retroactive effect. Holders of shares of the Common Stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the reverses stock split, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares received (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The Company should not recognize any gain or loss as a result of the reverse stock split.

Effective Date

We will have to file a Certificate of Amendment to the Charter with the Wyoming Secretary of State in order for the amendment to implement the reverse split and change the authorized number of shares of Common Stock to become effective. Under Federal securities rules and regulations, we may not file the Certificate of Amendment until at least 20 days after the mailing this Information Statement to our stockholders. We intend to file the Certificate of Amendment as soon as practicable following the expiration of such 20-days period, however, our Board of Directors reserves the right not to proceed with the amendment at any time before the filing of the Certificate of Amendment.

Principal shareholders

The following table sets forth information regarding beneficial ownership of the Common Stock as of the date of this information statement (i) by each person who is known by us to beneficially own more than 5% of the Common Stock; and (ii) by our executive officers and directors; and (iii) by all executive officers and directors as a group. The address of the executive officers and the directors is c/o the Company at Jachthavenweg 124, 1081 KJ Amsterdam, The Netherlands.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage(2)

Executive Officers and Directors

Robert Paladino(3)	-	-
Ellen Berkers	-	-
Christopher Spencer	2,011,781	1.56%
Nina Storms	-	-
Rudolf Derk Huisman(4)	-	-
Anthony Joel Bay(5)	-	-
Directors and executive officers as a group (6 persons)	2,011,781	2.48%

Five Percent Stockholders

Alpha Capital Anstalt(6)	12,892,014	9.99%
SFI Gestion de Participaciones Minoritarias, SL(7)	82,450,133	63.9%
NL Life Sciences Holding B.V.(8)	82,450,133	43.2%
Efficiency Investment Fund – 6th Wave SP(9)	32,367,213	21.1%
Stichting Apollo Investments Management(10)	18,492,520	12.9%

(1)	Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. Includes any securities that such person has the right to acquire within sixty (60) days of February 19, 2019 pursuant to options, warrants, conversion privileges or other rights.

(2)	Based on 129,049,192 shares of Common Stock issued and outstanding.

(3)	Excludes shares of Common Stock that are subject to a stock option held by a personal service company for Mr. Paladino for an aggregate of 7,319,321 shares of Common Stock that vests quarterly over the three years commencing March 31, 2019, and is exercisable commencing January 1, 2022.

(4)	Excludes shares of Common Stock that are subject to a director compensatory option held by a personal service company for Mr. Huisman for an aggregate of 7,319,321 shares of Common Stock that vests quarterly over the three years commencing March 31, 2019, and is exercisable commencing January 1, 2022.

(5)	Excludes shares of Common Stock that are subject to a director compensatory option held by the personal service company for Mr. Bay for an aggregate of 7,319,321 shares of Common Stock that vests quarterly over the three years commencing March 31, 2019, and is exercisable commencing January 1, 2022.

(6)	Alpha holds 2,469.131 shares of Series A Preferred Stock which are currently convertible into an aggregate of 81,481,405 shares of common stock. Alpha also holds two warrants to acquire up to 39,000,000 shares of common stock. The total number of shares of common stock that Alpha is able to acquire is 120,481,405 shares. Under the terms of the Series A Preferred Certificate of Designation and the terms of the warrants, the holder thereof may not own in excess of 9.9% of the common stock of the Company, which currently is equal to 12,892,014 shares of common stock. The address for Alpha Capital Anstalt is Pradafant 7, Furstentums 9490, Vaduz, Liechtenstein. Konrad Ackermann holds voting and dispositive power over such shares.

(7)	The address of this stockholder is Crta. Madrid – Cartagena, Km. 383, Espinardo, Murcia, Spain. Jose Miguel Uriona holds voting and dispositive power over these shares.

(8)	Includes 61,849,000 shares of Common Stock issuable upon conversion of 61,849 shares of Series B Preferred Stock. The address of this stockholder is Jachthavenweg 124, 1081 KJ Amsterdam, The Netherlands. Karen Brink holds voting and dispositive power over these shares.

(9)	Includes 24,280,000 shares of Common Stock issuable upon conversion of 24,280 shares of Series B Preferred Stock. The address of this stockholder is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, Grand Cayman, KY1-9008 Cayman Islands. Tommaso Mingazzini and Stefano Zavaglia hold voting and dispositive power over these shares.

(10)	Includes 13,871,000 shares of Common Stock issuable upon conversion of 13,871 shares of Series B Preferred Stock. The address of this stockholder is c/o Apollo Investments C.V., Jachthavenweg 124, 1081 KJ Amsterdam, The Netherlands. Albert Brink and Clayton Day hold voting and dispositive power over these shares.

HOUSEHOLDING

We will be “householding” this Information Statement. This means that only one copy of this Information Statement will be sent to you and the other stockholders who share your address unless we have received contrary instructions from one or more of those stockholders. Householding is designed to reduce the volume of duplicate information that stockholders receive and reduce our printing and mailing expenses.

If your household has received only one copy of this notice, and you would prefer to receive separate copies of this document, either now or in the future, please call us at 011 31-20-578-7700 or write to us at Natur International Corp., Jachthavenweg 124 1081 KJ Amsterdam, The Netherlands, Attention: Corporate Secretary. We will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.